Exhibit 99.1

Investor Contact:	Mark Haden
Bunge Limited
1-914-684-3398
Mark.Haden@Bunge.com

Media Contact:	Stewart Lindsay
Bunge Limited
1-914-684-3369 Stewart.Lindsay@Bunge.com

Bunge Announces Appointment of

Jacqualyn A. Fouse as CFO

WHITE PLAINS, NY – June 26, 2007 – Bunge Limited (NYSE: BG) today announced that Jacqualyn A. Fouse will join the company as Chief Financial Officer, effective July 23, 2007. Ms. Fouse joins Bunge from Alcon, Inc. (NYSE: ACL) where she has served as CFO since 2002. Drew Burke, who has served as interim CFO since April, will return full-time to his role as co-CEO of Bunge Global Agribusiness.

“Jackie’s international experience as CFO and treasurer of global companies such as Alcon and Nestlé makes her a valuable addition to Bunge,” said Alberto Weisser, Chairman and Chief Executive Officer, Bunge Limited. “She is a proven leader, brings deep finance expertise and will be an effective member of our senior management team.”

“Serving as CFO of Bunge will provide the opportunity to make a substantive contribution to an industry leader that has tremendous growth potential,” Ms. Fouse commented. “It is also an opportunity to rejoin the food industry, which promises to be one of the most relevant and exciting in the world in coming years.”

“We very much appreciate the great job Drew has done as interim CFO,” Alberto continued.  “He has helped insured a smooth transition. I look forward to having him back full time in agribusiness, applying his expertise to growing that business.”

Ms. Fouse has served as Senior Vice President, Chief Financial Officer and Corporate Strategy, at Alcon since 2006, and as SVP and CFO since 2002. She joined Alcon from SAirGroup, where she was CFO from 2001 to 2002. Previously, she held a variety of senior finance positions at Alcon and its majority owner Nestlé SA. She worked at Nestlé from 1993 to 2001, serving as Group Treasurer from 1999 to 2001. She worked at Alcon from 1986 to 1993 and held several positions, including Manager Corporate Investments and Domestic Finance. Earlier in her career, she worked at Celanese Chemical and LTV Aerospace and Defense.

Ms. Fouse earned a B.A. and an M.A. in Economics from the University of Texas at Arlington.

About Bunge

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Bunge Limited (www.Bunge.com, NYSE: BG) is a leading global agribusiness and food company founded in 1818 and headquartered in White Plains, New York. Bunge’s over 22,000 employees in over 30 countries enhance lives by improving the global agribusiness and food production chain. The company supplies fertilizer to farmers in South America, originates, transports and processes oilseeds, grains and other agricultural commodities worldwide, produces food products for commercial customers and consumers and supplies raw materials and services to the biofuels industry.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect our business and financial performance: our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances; estimated demand for the commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry and unpredictability of the weather; agricultural, economic and political conditions in the primary markets where we operate; and other economic, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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